SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2006

INNKEEPERS USA TRUST

(Exact name of registrant as specified in its charter)

Maryland	0-24568	65-0503831
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

306 Royal Poinciana Way

Palm Beach, Florida 33480

(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (561) 835-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 1, 2005, Innkeepers USA Trust (the “Company”) filed a Current Report on Form 8-K announcing its entry into a severance agreement with Bruce Riggins, the Company’s Chief Financial Officer, effective as of the 20th day of July 2005 (the “Severance Agreement”). The Severance Agreement was filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed on August 9, 2005.

On January 4, 2006, the Company entered into an Amended and Restated Severance Agreement with Mr. Riggins (the “Amended Severance Agreement”) that provides for cash severance, payable upon a change of control (as defined in the Amended Severance Agreement), equal to 150% of (1) Mr. Riggins’ then-current base salary, plus (2) the greater of (x) Mr. Riggins’ prior year bonus or (y) the average of Mr. Riggins’ bonuses for the last three years. All other terms set forth in the Severance Agreement remain unchanged. The Amended Severance Agreement is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

10.1	Amended and Restated Severance Agreement between Innkeepers USA Trust and Bruce Riggins, dated January 4, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INNKEEPERS USA TRUST
(Registrant)

Date: January 10, 2006	By:	/s/ Mark A. Murphy
Mark A. Murphy
General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description
10.1	Amended and Restated Severance Agreement between Innkeepers USA Trust and Bruce Riggins, dated January 4, 2006.